Exhibit 99.1

PRESS RELEASE

2/7/23

Carlisle Companies Reports Record Fourth Quarter and Full Year 2022 Results

SCOTTSDALE, ARIZONA, February 7, 2023 - Carlisle Companies Incorporated (NYSE:CSL) today announced its fourth quarter 2022 financial results.

•Reported record fourth quarter results
◦Revenue of $1.5 billion, increased 5.7% year-over-year
◦GAAP Diluted EPS of $3.44 and Adjusted Diluted EPS of $3.92, increased 34%
•Reported record full year 2022 results
◦Revenue of $6.6 billion, increased 37% year-over-year
◦GAAP Diluted EPS of $17.58 and Adjusted Diluted EPS of $20.01, increased     112%
~~•~~Repurchased 770 thousand shares for $199 million in the quarter, totaling $400 million for full year 2022
•Issued a broad-based equity grant to employees, the third such grant in the past 13 years
•Announced commitment to achieve Net-Zero greenhouse gas (GHG) emissions by 2050

Comments from Chris Koch, Chair, President and Chief Executive Officer

"2022 was a remarkable year for the entire Carlisle team. In addition to delivering record fourth quarter sales of $1.5 billion, we also delivered record annual sales of $6.6 billion, surpassing $6 billion of sales for the first time in our over one hundred year history. We further delivered a record Adjusted Diluted EPS of $3.92 in the quarter, an increase of 34% year-over-year.

2022 also marked a key milestone in our Vision 2025 journey as we delivered $17.58 of GAAP EPS for the year, exceeding our primary goal of generating $15 GAAP EPS for our shareholders. Our achievements in 2022 would not have been possible without the hard work of the entire Carlisle team, and the clarity of mission that Vision 2025 has provided since its launch in 2018.

The past three years have been one of the most challenging operating environments in over a decade. By staying focused on our vision, delivering on our key initiatives, and developing exceptional talent globally, we continue to execute on our plans, staying focused on the key pillars of Vision 2025. These pillars include: driving greater than 5% organic revenue growth annually, utilizing the Carlisle Operating System to drive efficiencies and operating leverage, reshaping the portfolio with synergistic acquisitions and strategic divestitures, investing in and developing exceptional talent and deploying over $3 billion into capital expenditures, share repurchases, and dividends.

These pillars support the foundation of Carlisle's culture of a diversified workplace, decentralized management style, entrepreneurial spirit and a culture of continuous improvement. Taken together, they drove the accelerated achievement of Vision 2025, and will continue to guide our value-creation in 2023 and beyond.

The fourth quarter of 2022 played out much as we expected. Supply chain conditions continued to improve, while the broader economy returned to a less frenetic environment, enabling our channel partners to settle into a more normalized buying cadence. While this normalization is occurring during our seasonally soft fourth and first quarters that can be heavily influenced by inclement weather, we believe strong long-term underlying fundamentals remain, including solid re-roofing demand and an increased focus on the energy efficiency of buildings.

Highlighting some of the significant drivers and accomplishments in the fourth quarter:

•Commercial re-roofing demand continues, including significant interest and activity in Carlisle's sustainable building solutions driven by rising energy costs, sustainability trends and projected investment from the Inflation Reduction Act;
•Pricing remained consistently positive across segments as we continue to demonstrate our value to our customers;
•Despite continued Fed rate hikes, the beginnings of a reduction of global inflation and greater availability of materials are leading us toward a more normalized operating environment;
•We remained disciplined in our approach to capital deployment:
◦Repurchasing 770 thousand shares for $199 million;
◦Paying $39 million of dividends in the quarter;
◦Investing $53 million into our businesses in the form of capital expenditures to drive innovation and the Carlisle Experience;
•Finally, we announced our commitment to achieve Net-Zero GHG emissions across our entire value chain by 2050, aligning our goals with the Science Based Targets Initiative. The Science Based Targets initiative, SBTi, is an independent body based in the U.K. that works in conjunction with the United Nations to help guide companies to establish emission reduction initiatives using science-based targets.
As we move further into 2023, and with Vision 2025 objectives well-ingrained throughout Carlisle, we will take actions to navigate this complex operating environment, deliver the Carlisle Experience to our customers and drive earnings growth for our shareholders."

Fourth Quarter 2022

Revenue for the fourth quarter of $1.5 billion increased 5.7% year-over-year. Organic revenue increased 6.6% (organic revenue defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar). Acquired revenues contributed a total of 0.2% in the quarter. Changes in foreign exchange rates had a negative 1.1% impact on revenues.

Operating income for the fourth quarter of $239.6 million increased 31.3% from $182.5 million in the fourth quarter of 2021. Income from continuing operations for the fourth quarter of $179.8 million increased 37.5% from $130.8 million in the fourth quarter of 2021. Adjusted EBITDA for the fourth quarter of $308.2 million increased 21.5% from $253.7 million in the fourth quarter of 2021.

Diluted earnings per share (EPS) for the fourth quarter of $3.44 increased 39.8% from $2.46 in the fourth quarter of 2021. Adjusted diluted EPS for the fourth quarter of $3.92 increased 34.2% from $2.92 in the fourth quarter of 2021. The increase in EPS reflects strong operating results at CCM, continued contributions from CWT, improving performance at CIT and CFT, and share repurchases.

Fourth Quarter 2022 Segment Highlights

Carlisle Construction Materials (CCM)
•Revenues of $800.4 million, up 2.2% (+3.0% organic) year-over-year, were driven by resilience of U.S. commercial roofing demand and price realization, partially offset by seasonal buying patterns as a result of a return to normal operating conditions, unfavorable impact of foreign exchange and unfavorable mix.
•Operating income was $213.3 million, up 23.2% year-over-year. Adjusted EBITDA was $228.0 million, up 22.3% year-over-year, reflecting an adjusted EBITDA margin of 28.5%, which was favorably impacted by positive pricing, and savings from the Carlisle Operating System (COS), and partially offset by volume, unfavorable product mix and raw material and wage inflation.
•We expect full year 2023 sales to increase low-single-digits year-over-year.

Carlisle Weatherproofing Technologies (CWT)
•Revenues of $349.5 million, up 5.5% (+5.5% organic) year-over-year, were driven by retail strength and positive pricing, partially offset by residential demand weakness.
•Operating income was $22.5 million, down -11.4% year-over-year. Adjusted EBITDA was $44.9 million, down -12.1% year-over-year reflecting an adjusted EBITDA margin of 12.8%, which was negatively impacted by volumes in residential-related businesses, unfavorable mix and raw material, freight and wage inflation, partially offset by positive pricing and savings from COS.
•We expect full year 2023 sales to decrease low-double-digits year-over-year.

Carlisle Interconnect Technologies (CIT)
•Revenues of $224.1 million, up 21.5% (+21.9% organic) year-over-year, were driven by continued strengthening of aerospace and medical end markets.
•Operating income was $18.9 million, up 186% year-over-year. Adjusted EBITDA was $39.4 million, up 40.2% year-over-year reflecting an adjusted EBITDA margin of 17.6%, which was positively impacted by higher volumes, and positive pricing, partially offset by wage inflation.
•We expect full year 2023 sales to increase high-single-digits year-over-year.

Carlisle Fluid Technologies (CFT)
•Revenues of $80.6 million, up 4.3% (+11.3% organic) year-over-year, reflected higher volumes and positive pricing, partially offset by unfavorable impact from changes in foreign exchange rates.
•Operating income was $13.0 million up 55% year-over-year. Adjusted EBITDA was $17.8 million, up 28.1% year-over-year reflecting an adjusted EBITDA margin of 22.1%, which was positively impacted by price realization and savings from COS, and partially offset by raw material and wage inflation.
•We expect full year 2023 sales to increase high-single-digits year-over-year.

Cash Flow

Operating cash flow from continuing operations for the twelve months ended December 31, 2022, was $1,009.1 million, an increase of $595.5 million versus the prior year. Free cash flow from continuing operations was $825.6 million, an increase of $540.1 million versus prior year (defined as cash provided by operating activities less capital expenditures, and comprised of continuing operations). This increase was driven by higher net income year-over-year and a reduction in working capital uses related to collection of accounts receivable, partially offset by a reduction in accounts payable.

During the year ended December 31, 2022, we deployed $400.0 million toward share repurchases and paid $134.4 million in cash dividends. As of December 31, 2022, we had $400.0 million of cash and cash equivalents and $1.0 billion of availability under our revolving credit facility.

Conference Call and Webcast

Carlisle will discuss fourth quarter 2022 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:

Domestic toll free: 844-200-6205
International: +1 929-526-1599
Conference ID: 744530

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; risks from the global COVID-19 pandemic, including, for example, expectations regarding the impact of the COVID-19 pandemic on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results, or our full-year financial outlook; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Disclosure

Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue and free cash flow that are not recognized under GAAP. Management believes that adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a leading supplier of innovative Building Envelope products and solutions for more energy efficient buildings. Through its building products businesses – Construction Materials (CCM) and Weatherproofing Technologies (CWT) – and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Carlisle is also a leading provider of products to the Aerospace, Medical Technologies and General Industrial markets through its Interconnect Technologies (CIT) and Fluid Technologies (CFT) business segments. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System (COS), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.

CONTACT:	Jim Giannakouros, CFA
Vice President of Investor Relations
(480) 781-5135
jgiannakouros@carlisle.com

* EPS referenced in this release is from continuing operations unless otherwise noted.

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2022	2021	2022	2021
Revenues	$1,454.6	$1,376.0	$6,591.9	$4,810.3

Cost of goods sold	1,012.4	985.5	4,434.5	3,495.6
Selling and administrative expenses	188.9	193.5	811.5	698.2
Research and development expenses	12.8	12.9	50.8	49.9
Other operating expense (income), net	0.9	1.6	19.4	(0.9)
Operating income	239.6	182.5	1,275.7	567.5
Interest expense, net	18.3	22.1	85.9	80.3
Interest income	(3.3)	(0.1)	(7.1)	(1.2)
Other non-operating (income) expense, net	(2.5)	0.3	1.3	5.9
Income from continuing operations before income taxes	227.1	160.2	1,195.6	482.5
Provision for income taxes	47.3	29.4	270.4	95.5
Income from continuing operations	179.8	130.8	925.2	387.0

Discontinued operations:
(Loss) income before income taxes	(9.3)	(3.1)	(5.4)	9.9
Benefit from income taxes	(3.7)	(0.4)	(4.2)	(24.8)
(Loss) income from discontinued operations	(5.6)	(2.7)	(1.2)	34.7
Net income	$174.2	$128.1	$924.0	$421.7

Basic earnings per share attributable to common shares:
Income from continuing operations	$3.48	$2.50	$17.82	$7.35
(Loss) income from discontinued operations	(0.11)	(0.05)	(0.02)	0.66
Basic earnings per share	$3.37	$2.45	$17.80	$8.01

Diluted earnings per share attributable to common shares:
Income from continuing operations	$3.44	$2.46	$17.58	$7.26
(Loss) income from discontinued operations	(0.11)	(0.05)	(0.02)	0.65
Diluted earnings per share	$3.33	$2.41	$17.56	$7.91

Average shares outstanding:
Basic	51.5	52.3	51.8	52.5
Diluted	52.1	53.1	52.5	53.2

Dividends declared and paid per share	$0.75	$0.54	$2.58	$2.13

I

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
(in millions)	2022	2021
Net cash provided by operating activities	$1,000.9	$421.7

Investing activities:
Proceeds from sale of discontinued operation, net of cash disposed	132.0	247.7
Capital expenditures	(183.5)	(134.8)
Acquisitions, net of cash acquired	(24.7)	(1,571.3)
Investment in securities	10.3	(30.2)
Other investing activities, net	4.8	2.2
Net used in investing activities	(61.1)	(1,486.4)

Financing activities:
Proceeds from notes	—	842.6
Repayments of notes	(350.0)	—
Borrowings from revolving credit facility	—	650.0
Repayments of revolving credit facility	—	(650.0)
Financing costs	—	(1.7)
Repurchases of common stock	(400.0)	(315.6)
Dividends paid	(134.4)	(112.5)
Proceeds from exercise of stock options	40.4	85.9
Withholding tax paid related to stock-based compensation	(14.7)	(8.5)
Other financing activities, net	(3.3)	(2.1)
Net cash (used in) provided by financing activities	(862.0)	488.1

Effect of foreign currency exchange rate changes on cash and cash equivalents	(2.2)	(1.2)

Change in cash and cash equivalents	75.6	(577.8)
Less: change in cash and cash equivalents of discontinued operations	—	(5.1)
Cash and cash equivalents at beginning of period	324.4	897.1
Cash and cash equivalents at end of period	$400.0	$324.4

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$400.0	$324.4
Long-term debt, including current portion	2,583.3	2,927.4
Total stockholders' equity	3,024.4	2,629.5

II

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,
(in millions, except percentages)	CSL		CCM		CWT		CIT		CFT
2021 Revenue (GAAP)	$1,376.0		$783.1		$331.2		$184.4		$77.3
Organic (volume/price)	90.8	6.6%	23.5	3.0%	18.1	5.5%	40.4	21.9%	8.8	11.3%
Acquisitions	2.7	0.2%	—	—%	2.7	0.8%	—	—%	—	—%
FX impact	(14.9)	(1.1)%	(6.2)	(0.8)%	(2.5)	(0.8)%	(0.7)	(0.4)%	(5.5)	(7.0)%
Total change	78.6	5.7%	17.3	2.2%	18.3	5.5%	39.7	21.5%	3.3	4.3%
2022 Revenue (GAAP)	$1,454.6		$800.4		$349.5		$224.1		$80.6

	Year Ended December 31,
(in millions, except percentages)	CSL		CCM		CWT		CIT		CFT
2021 Revenue (GAAP)	$4,810.3		$2,846.2		$990.5		$687.8		$285.8
Organic (volume/price)	1,382.3	28.7%	1,061.9	37.3%	135.0	13.6%	159.0	23.1%	26.4	9.3%
Acquisitions	444.1	9.2%	—	—%	444.1	44.8%	—	—%	—	—%
FX impact	(44.8)	(0.9)%	(22.9)	(0.8)%	(5.4)	(0.5)%	(1.4)	(0.2)%	(15.1)	(5.3)%
Total change	1,781.6	37.0%	1,039.0	36.5%	573.7	57.9%	157.6	22.9%	11.3	4.0%
2022 Revenue (GAAP)	$6,591.9		$3,885.2		$1,564.2		$845.4		$297.1
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2022	2021	2022	2021
Operating cash flow (GAAP)	$412.3	$137.8	$1,000.9	$421.7
Less: operating cash flow from discontinued operations	(5.6)	(0.4)	(8.2)	8.1
Operating cash flow from continuing operations	$417.9	$138.2	$1,009.1	$413.6

Capital expenditures (GAAP)	$(53.0)	$(45.9)	$(183.5)	$(134.8)
Less: capital expenditures from discontinued operations	—	—	—	(6.7)
Capital expenditures from continuing operations	$(53.0)	$(45.9)	$(183.5)	$(128.1)

Operating cash flow from continuing operations	$417.9	$138.2	$1,009.1	$413.6
Capital expenditures from continuing operations	(53.0)	(45.9)	(183.5)	(128.1)
Free cash flow from continuing operations	$364.9	$92.3	$825.6	$285.5

III

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin are intended to provide investors and others with information about the Company's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s businesses and evaluate the Company’s performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts and percentages)	2022	2021	2022	2021
Net income (GAAP)	$174.2	$128.1	$924.0	$421.7
Less: (loss) income from discontinued operations (GAAP)	(5.6)	(2.7)	(1.2)	34.7
Income from continuing operations (GAAP)	179.8	130.8	925.2	387.0
Provision for income taxes	47.3	29.4	270.4	95.5
Interest expense, net	18.3	22.1	85.9	80.3
Interest income	(3.3)	(0.1)	(7.1)	(1.2)
EBIT	242.1	182.2	1,274.4	561.6
Exit and disposal, and facility rationalization costs	1.6	3.1	5.8	17.1
Inventory step-up amortization and transaction costs	1.2	2.0	4.4	26.4
Impairment charges	—	3.2	25.3	5.0
Losses from acquisitions and disposals	0.1	1.2	0.8	4.7
Losses (gains) from insurance	—	0.2	(1.1)	0.4
Losses from litigation	2.1	0.3	2.1	0.4
Total non-comparable items	5.0	10.0	37.3	54.0
Adjusted EBIT	247.1	192.2	1,311.7	615.6
Depreciation	24.0	24.2	96.7	86.4
Amortization	37.1	37.3	154.6	131.5
Adjusted EBITDA	$308.2	$253.7	$1,563.0	$833.5
Divided by:
Total revenues	$1,454.6	$1,376.0	$6,591.9	$4,810.3
Adjusted EBITDA margin	21.2%	18.4%	23.7%	17.3%

IV

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31, 2022
(in millions, except percentages)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$213.3	$22.5	$18.9	$13.0	$(28.1)
Non-operating (income) expense, net(1)	(0.1)	0.4	0.6	0.3	(3.7)
EBIT	213.4	22.1	18.3	12.7	(24.4)
Exit and disposal, and facility rationalization costs	0.1	—	1.3	0.2	—
Inventory step-up amortization and transaction costs	—	—	—	—	1.2
Losses (gains) from acquisitions and disposals	0.1	0.1	0.2	(0.1)	(0.2)
Losses from litigation	—	—	2.1	—	—
Total non-comparable items	0.2	0.1	3.6	0.1	1.0
Adjusted EBIT	213.6	22.2	21.9	12.8	(23.4)
Depreciation	10.4	5.0	6.2	1.4	1.0
Amortization	4.0	17.7	11.3	3.6	0.5
Adjusted EBITDA	$228.0	$44.9	$39.4	$17.8	$(21.9)
Divided by:
Total revenues	$800.4	$349.5	$224.1	$80.6	$—
Adjusted EBITDA margin	28.5%	12.8%	17.6%	22.1%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Three Months Ended December 31, 2021
(in millions, except percentages)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$173.1	$25.4	$6.6	$8.4	$(31.0)
Non-operating (income) expense, net(1)	(0.1)	(0.5)	(0.1)	0.3	0.7
EBIT	173.2	25.9	6.7	8.1	(31.7)
Exit and disposal, and facility rationalization costs	—	0.4	2.5	—	0.2
Inventory step-up amortization and transaction costs	—	2.1	—	—	(0.1)
Impairment charges	—	—	—	—	3.2
Losses (gains) from acquisitions and disposals	0.1	(0.1)	0.1	—	1.1
Losses from insurance	—	0.2	—	—	—
Losses from litigation	—	—	0.2	—	0.1
Total non-comparable items	0.1	2.6	2.8	—	4.5
Adjusted EBIT	173.3	28.5	9.5	8.1	(27.2)
Depreciation	9.2	6.3	6.3	1.5	0.9
Amortization	3.9	16.3	12.3	4.3	0.5
Adjusted EBITDA	$186.4	$51.1	$28.1	$13.9	$(25.8)
Divided by:
Total revenues	$783.1	$331.2	$184.4	$77.3	$—
Adjusted EBITDA margin	23.8%	15.4%	15.2%	18.0%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

V

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Year Ended December 31, 2022
(in millions, except percentages)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$1,175.0	$128.6	$37.2	$36.5	$(101.6)
Non-operating expense (income), net(1)	2.0	0.8	(1.0)	—	(0.5)
EBIT	1,173.0	127.8	38.2	36.5	(101.1)
Exit and disposal, and facility rationalization costs	0.1	0.1	5.4	0.2	—
Inventory step-up amortization and transaction costs	—	—	—	0.1	4.3
Impairment charges	—	25.0	—	—	0.3
Losses (gains) from acquisitions and disposals	—	0.3	0.7	—	(0.2)
Losses (gains) from insurance	—	0.3	—	(1.4)	—
Losses from litigation	—	—	2.0	—	0.1
Total non-comparable items	0.1	25.7	8.1	(1.1)	4.5
Adjusted EBIT	1,173.1	153.5	46.3	35.4	(96.6)
Depreciation	38.7	24.1	24.5	5.7	3.7
Amortization	16.9	73.0	47.3	15.2	2.2
Adjusted EBITDA	$1,228.7	$250.6	$118.1	$56.3	$(90.7)
Divided by:
Total revenues	$3,885.2	$1,564.2	$845.4	$297.1	$—
Adjusted EBITDA margin	31.6%	16.0%	14.0%	18.9%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Year Ended December 31, 2021
(in millions, except percentages)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$619.9	$64.4	$(17.5)	$24.0	$(123.3)
Non-operating expense (income), net(1)	2.5	(0.4)	(0.2)	1.6	2.4
EBIT	617.4	64.8	(17.3)	22.4	(125.7)
Exit and disposal, and facility rationalization costs	0.1	0.4	15.5	0.9	0.2
Inventory step-up amortization and transaction costs	—	24.4	—	0.1	1.9
Impairment charges	—	—	1.8	—	3.2
Losses from acquisitions and disposals	2.2	—	0.4	0.2	1.9
Losses (gains) from insurance	0.3	0.4	—	(0.3)	—
Losses from litigation	—	—	0.3	—	0.1
Total non-comparable items	2.6	25.2	18.0	0.9	7.3
Adjusted EBIT	620.0	90.0	0.7	23.3	(118.4)
Depreciation	36.6	15.7	24.9	5.5	3.7
Amortization	16.1	45.6	50.2	17.6	2.0
Adjusted EBITDA	$672.7	$151.3	$75.8	$46.4	$(112.7)
Divided by:
Total revenues	$2,846.2	$990.5	$687.8	$285.8	$—
Adjusted EBITDA margin	23.6%	15.3%	11.0%	16.2%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

VI

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS
Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted diluted earnings per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$174.2	$3.33		$128.1	$2.41
Less: loss from discontinued operations (GAAP)		(5.6)	(0.11)		(2.7)	(0.05)
Income from continuing operations (GAAP)		179.8	3.44		130.8	2.46
Exit and disposal, and facility rationalization costs	1.6	1.2	0.02	3.1	2.4	0.05
Inventory step-up amortization and transaction costs	1.2	0.9	0.02	2.0	1.6	0.03
Impairment charges	—	—	—	3.2	2.4	0.05
Losses from acquisitions and disposals	0.1	0.1	—	1.2	1.2	0.02
Losses from insurance	—	—	—	0.2	0.1	—
Losses from litigation	2.1	1.6	0.03	0.3	0.2	—
Acquisition-related amortization(3)	35.5	26.9	0.51	36.2	27.2	0.51
Discrete tax items(4)	—	(5.5)	(0.10)	—	(10.5)	(0.20)
Total adjustments		25.2	0.48		24.6	0.46
Adjusted net income		$205.0	$3.92		$155.4	$2.92
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

VII

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

	Year Ended December 31, 2022			Year Ended December 31, 2021
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$924.0	$17.56		$421.7	$7.91
Less: (loss) income from discontinued operations (GAAP)		(1.2)	(0.02)		34.7	0.65
Income from continuing operations (GAAP)		925.2	17.58		387.0	7.26
Exit and disposal, and facility rationalization costs	5.8	4.4	0.08	17.1	12.9	0.24
Inventory step-up amortization and transaction costs	4.4	3.3	0.06	26.4	21.6	0.41
Impairment charges	25.3	19.2	0.36	5.0	3.9	0.07
Losses from acquisitions and disposals(3)	0.8	0.6	0.01	4.7	3.8	0.07
(Gains) losses from insurance	(1.1)	(0.7)	(0.01)	0.4	0.3	0.01
Losses from litigation	2.1	1.6	0.03	0.4	0.3	—
Acquisition-related amortization(4)	148.5	112.8	2.14	126.9	95.9	1.80
Discrete tax items(5)	—	(12.9)	(0.24)	—	(22.6)	(0.42)
Total adjustments		128.3	2.43		116.1	2.18
Adjusted net income		$1,053.5	$20.01		$503.1	$9.44
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)After-tax impact includes discrete items related to indemnification asset write-offs, which had a zero impact to net income and diluted EPS ($(0.8) million in 2021).
(4)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(5)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

VIII